UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 29, 2013

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

By November 29, 2013, the holders of Lennar Corporation’s (the “Company”) 2.00% Convertible Senior Notes due 2020 (the “Notes”) converted the entire $276.5 million principal amount of Notes into 10,004,501 shares of Class A common stock pursuant to the terms of the Indenture, dated May 4, 2010, governing the Notes.

The Notes were originally issued on May 4, 2010 and were convertible into the Company’s Class A common stock at the initial conversion rate of 36.1827 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $27.64 per share of Class A common stock). The Company issued Class A common stock on conversion of the Notes in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer